Exhibit 99.2
MEDCATH CORPORATION
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Presenting Dayton Heart Hospital as a Discontinued Operation and Harlingen Medical
Center as an Equity Method Investment for Each Period Presented)
(In thousands, except per share data)
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2007	2007	2007	2007
Net revenue	$152,760	$159,813	$145,084	$148,850
Operating expenses:
Personnel expense	49,216	47,655	47,200	50,865
Medical supplies expense	43,789	43,252	38,768	39,629
Bad debt expense	9,579	10,593	9,012	11,285
Other operating expenses	29,700	29,972	27,851	29,145
Pre-opening expenses	—	—	555	248
Depreciation	6,861	6,786	6,748	7,366
Amortization	127	126	126	127
Loss on disposal of property, equipment and other assets	614	175	419	28

Total operating expenses	139,886	138,559	130,679	138,693

Income from operations	12,874	21,254	14,405	10,157
Other income (expenses):
Interest expense	28	3,939	3,915	3,931
Loss on early extinguishment of debt	5,142	—	4,789	—
Interest and other income, net	(2,011)	(1,949)	(1,568)	(1,167)
Equity in net earnings of unconsolidated affiliates	(1,946)	(247)	(1,644)	(2,025)

Total other expenses, net	1,213	1,743	5,492	739

Income from continuing operations before minority interest, income taxes and discontinued operations	11,661	19,511	8,913	9,418
Minority interest share of earnings of consolidated subsidiaries	3,268	4,007	4,437	4,452

Income from continuing operations before income taxes and discontinued operations	8,393	15,504	4,476	4,966
Income tax expense	4,504	5,395	2,022	2,348

Income from continuing operations	3,889	10,109	2,454	2,618
Income (loss) from discontinued operations	1,521	837	(1,546)	446

Net income	$5,410	$10,946	$908	$3,064

Earnings (loss) per share, basic
Continuing operations	$0.19	$0.48	$0.11	$0.13
Discontinued operations	0.07	0.04	(0.07)	0.02

Earnings (loss) per share, basic	$0.26	$0.52	$0.04	$0.15

Earnings (loss) per share, diluted
Continuing operations	$0.18	$0.46	$0.11	$0.12
Discontinued operations	0.07	0.04	(0.07)	0.02

Earnings (loss) per share, diluted	$0.25	$0.50	$0.04	$0.14

Weighted average number of shares, basic	21,019	21,144	21,202	21,028
Dilutive effect of stock options and restricted stock	625	682	579	263

Weighted average number of shares, diluted	21,644	21,826	21,781	21,291

Selected Operating Data (same facility) (a):
Number of hospitals	7	7	7	7
Licensed beds (b)	421	421	421	421
Staffed and available beds (c)	404	404	404	404
Admissions (d)	7,929	7,759	7,118	7,150
Adjusted admissions (e)	10,338	10,238	9,622	9,830
Patient days (f)	28,156	26,397	24,290	25,460
Adjusted patient days (g)	36,755	34,827	33,011	35,144
Average length of stay (h)	3.55	3.40	3.41	3.56
Occupancy (i)	77.4%	71.8%	65.4%	68.5%
Inpatient catheterization procedures (j)	4,666	4,530	3,904	4,049
Inpatient surgical procedures (k)	2,049	2,126	1,959	1,947

Exhibit 99.2

(a)	Selected operating data includes consolidated hospitals in operation as of the end of the period reported in continuing operations but does not include hospitals which are accounted for using the equity method or as discontinued operations in our consolidated financial statements. Same facility for all periods presented excludes Harlingen Medical Center.

(b)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(c)	Staffed and available beds represent the number of beds that are readily available for patient use at the end of the period.

(d)	Admissions represent the number of patients admitted for inpatient treatment.

(e)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by admissions.

(f)	Patient days represent the total number of days of care provided to inpatients.

(g)	Adjusted patient days is a general measure of combined inpatient and outpatient volume. We computed adjusted patient days by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by patient days.

(h)	Average length of stay (days) represents the average number of days inpatients stay in our hospitals.

(i)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

(j)	Inpatients with a catheterization procedure represent the number of inpatients with a procedure performed in one of the hospitals’ catheterization labs during the period.

(k)	Inpatient surgical procedures represent the number of surgical procedures performed on inpatients during the period.